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                                                                   Exhibit 10(t)
                                                                   -------------



                   THE ALLEN GROUP INC. MASTER DISCRETIONARY
                               SEVERANCE PAY PLAN


     The Allen Group Inc. hereby amends and completely restates effective January 1, 1993 its employee benefit plan entitled "The Allen Group Inc. Master Discretionary Severance Pay Plan."


                                   ARTICLE I

                                    Purpose

     Section 1.1. Purpose. The purpose of this Plan is to ease the economic stress of loss of employment during a period of involuntary unemployment by providing Eligible Employees with Severance Pay in accordance with the provisions hereinafter set forth. This Plan document amends and completely restates all prior severance or termination plans or practices previously applicable to Eligible Employees as of the Effective Date.


                                   ARTICLE II

                                  Definitions

     Section 2.1 Definitions. When used in this Plan, the following words and phrases have the following respective meanings unless the context clearly otherwise requires:

     (1)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (2)   "Company" shall mean The Allen Group Inc.

     (3) "Compensation" shall mean an amount determined by the Employer, in its sole and absolute discretion, for purposes of the limitation on the amount of Severance Pay under Section 4.1.

     (4)   "Effective Date" shall mean January 1, 1993.

     (5) "Eligible Employee" shall mean any individual who is an employee of an Employer and who is designated, or is included in a group employees that is designated, by his Employing Unit as eligible for participation in the Plan.

     (6) "Employer" shall mean (a) the Company or (b) any other entity that is a member of the Company's controlled group (as such term is defined in Section 414(b) or

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           414(c) of the Code) that has adopted the Plan with the consent of the
           Company.

     (7) "Employing Unit" means any department, division or other local unit of an Employer with supervisory authority over employees of the Employer, provided that an Employer may determine that it shall be considered the Employing Unit of all of its employees for purposes of the Plan.

     (8) "Human Resources Department" shall mean an Employing Unit's human resources or personnel department, or the department of an Employing Unit that is responsible for that Employing Unit's human resources functions.

     (9) "Plan" shall mean "The Allen Group Inc. Master Discretionary Employees Severance Pay Plan".

     (10) "Qualifying Termination" shall mean a termination of an Eligible Employee's employment with his Employer that results in the payment of Severance Pay.

     (11) "Severance Pay" shall mean amounts payable pursuant to Section 4.1 hereof. Severance Pay may consist of cash payments, an extension of welfare benefits or a combination of both, and may be fixed or discretionary, all as determined by an Employing Unit pursuant to
           Section 4.1 hereof.

     Section 2.2. Gender and Number. The masculine gender whenever used herein shall refer to and include the feminine gender, and the singular number shall include the plural and vice versa, unless otherwise clear from the context.


                                  ARTICLE III

                                    Funding

     Section 3.1. Method of Funding. The Employers shall pay Severance Pay from their current operating funds. No property of the Employers is or shall be, by reason of this Plan, held in trust for any employee of an Employer, nor shall any person have any interest in or any lien or prior claim upon any property of the Employers, by reason of this Plan or the Employers' obligation to make payments hereunder. Eligible Employees entitled to Severance Pay hereunder shall be mere unsecured creditors of their Employers.

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                                   ARTICLE IV

                    Calculation and Payment of Severance Pay

     Section 4.1. Severance Pay. The terms and conditions of the Plan, and the Severance Pay payable hereunder, with respect to various groups of Eligible Employees, shall be determined by the Employing Units. Any Employing Unit choosing to provide benefits under the Plan to its Eligible Employees shall notify the Company in writing of the terms and conditions of the program adopted by such Employing Unit, the employees eligible therefor and other pertinent details, and shall provide the Company copies of all relevant documents, including, without limitation, policy or similar documents and employee communications adopted or distributed in connection with such program. All of such documents shall be considered as part of, or as relating to, the Plan as a whole, notwithstanding any designation or description therein of any such employing unit's program as a separate "plan," "program," "policy" or similar arrangement. All Employing Units' programs shall constitute together the Plan. Notwithstanding the foregoing, an Eligible Employee's receipt of Severance Pay generally shall be conditioned upon the Eligible Employee's effective execution and delivery of a written release of all claims that the Eligible Employee may have against any Employer or Employing Unit, provided, however, that each Employing Unit shall have the authority, in its discretion, to waive this requirement of a written release in appropriate circumstances.


                                   ARTICLE V

                             Administration of Plan

     Section 5.1. (a) In General. The Plan administrator shall be the Company, which also shall be the named fiduciary under the Plan. However, each Employing Unit shall have sole and absolute discretion to interpret where necessary all provisions of the Plan relating to its Eligible Employees (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of its Eligible Employees, to resolve questions or disputes arising under the Plan relating to its Eligible Employees and to make any determinations with respect to the benefits payable hereunder to its Eligible Employees as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, each Employing Unit is hereby granted the authority (i) to determine whether a particular employee is an "Eligible Employee" under the Plan, (ii) to determine whether a particular termination of employment constitutes a Qualifying Termination, and (iii) to determine the amount, form and duration of an Eligible Employee's Severance Pay for purposes of the Plan. An Employing Unit's determination of the rights of any employee or

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former employee hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Section 5.3 hereof.

     (b) Delegation of Duties. Each Employing Unit may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Pay, to a named administrator or administrators.

     Section 5.2. Regulations. Each Employing Unit shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan with respect to its Eligible Employees; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by an Employing Unit shall, subject only to the claims procedure outlined in Section 5.3 hereof, be final and binding on all persons.

     Section 5.3. Claims Procedure. Each Employing Unit shall determine the rights of any Eligible Employee or former Eligible Employee of such Employing Unit to any Severance Pay hereunder. Any Eligible Employee or former Eligible Employee of an Employing Unit who believes that he is entitled to receive Severance Pay, including Severance Pay other than that initially determined by his Employing Unit, may file a claim in writing with the Employing Unit's Human Resources Department. The Employing Unit shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Employing Unit's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

     A denial of a claim by an Employing Unit, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

     (a)  the specific reasons for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  an explanation of the claim review procedure.


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     A claimant whose claim is denied (or his duly authorized representative), may within 60 days after receipt of denial of his claim file with the Human Resources Department of his Employing Unit a written request for a review of this claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Company on his claim. If such an appeal is so filed within such 60 day period, the Employing Unit shall appoint an officer of the Employing Unit to conduct a full and fair review of such appeal. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and, if he requests a hearing, to present his case in person at a hearing scheduled by the officer of the Employing Unit appointed to review the appeal.

     The officer of the Employing Unit appointed to review the appeal shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

     Section 5.4 Revocability of Employer Action. Any action taken by an Employing Unit with respect to the rights or benefits under the Plan of any Eligible Employee or former Eligible Employee shall be revocable by the Employing Unit as to payments or distributions not yet made to such person, and acceptance of any Severance Pay under the Plan constitutes acceptance of and agreement to the Employing Unit's making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him.


                                   ARTICLE VI

                        Amendment or Termination of Plan

     Section 6.1. Company Right to Amend or Terminate. The Company (by action of its Board of Directors) reserves the right at any time, without prior or other approval of any employee or former employee, any other Employer or any other person, to change, modify, amend or terminate the Plan in any particular or particulars whatsoever. Any such change, modification, amendment or termination shall be expressed in a written instrument



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executed by an officer of the Company upon the order of the Company's Board of
Directors.

     Section 6.2. Employing Unit Right to Amend or Terminate. Each Employing Unit reserves the right at any time, without the consent of any other person, to change, modify, amend or terminate the terms and conditions of the Plan adopted by such Employing Unit for its Eligible Employees. Any such change, modification, amendment or termination shall be expressed in a written instrument executed by an officer of the Employing Unit upon the order of the board of Directors or other governing authority of the Employing Unit, which written instrument shall be delivered to the Company pursuant to Section 4.1 hereof.


                                  ARTICLE VII

                                 Miscellaneous

     Section 7.1. Limitation on Rights. Participation in the Plan shall not give any employee the right to be retained in the service of any Employing Unit or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

     Section 7.2. Headings. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

     Section 7.3. Governing Law. The Plan shall be construed and enforced in accordance with the laws of the State of Ohio, to the extent such laws are not preempted by applicable Federal law.

     Section 7.4. Union Contracts. With respect to an Eligible Employee the terms and conditions of whose employment are established by a collective bargaining agreement between an Employer and such Eligible Employee's collective bargaining representative, in the case of a conflict between any provision of the Plan and the terms of such collective bargaining agreement, the terms of the collective bargaining agreement shall control.


     IN WITNESS WHEREOF, The Allen Group Inc. has caused this Plan to be executed this 8th day of December, 1994, to be effective as of January 1, 1993.

                                       THE ALLEN GROUP INC.



                                       By: /s/ McDara P. Folan, III
                                           ------------------------
                                           McDara P. Folan, III

                                           Title:  General Counsel